Exhibit 99.3

Valvoline Inc.

OFFER TO EXCHANGE

$400,000,000 OUTSTANDING 4.375% SENIOR NOTES DUE 2025

FOR

REGISTERED 4.375% SENIOR NOTES DUE 2025

FULLY AND UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL AND

INTEREST BY THE GUARANTORS

PURSUANT TO THE PROSPECTUS

DATED                     , 2020

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                     , 2020 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated                    , 2020 (the “Prospectus”) of Valvoline Inc., a Kentucky corporation (“Valvoline”), and a related Letter of Transmittal (which together constitute the “exchange offer”) relating to the offer by Valvoline to exchange all of its issued and outstanding 4.375% Senior Notes due 2025 that were issued on May 22, 2020 (the “Restricted Notes”) for an equivalent principal amount of its registered 4.375% Senior Notes due 2025 (the “Exchange Notes”), pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offer. The Exchange Notes will constitute part of the same series as the $400.0 million aggregate principal amount of 4.375% Senior Notes due 2025 that the Company issued on August 8, 2017 (the “Initial Notes”), substantially all of which have been exchanged for notes that have been registered under the Securities Act, as amended (the “Securities Act”). Once exchanged pursuant to this exchange offer, the Exchange Notes are expected to be fungible with and have the same CUSIP number as the Initial Notes that have previously been exchanged. All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

The exchange offer is not conditioned upon any minimum number of Restricted Notes being tendered.

We are the holder of record of Restricted Notes held by us for your account. A tender of such Restricted Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Restricted Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Restricted Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2020 (the “Prospectus”) of Valvoline Inc., a Kentucky corporation (“Valvoline”), and the accompanying Letter of Transmittal, that together constitute the offer by Valvoline (the “exchange offer”) to exchange all of its issued and outstanding 4.375% Senior Notes due 2025 that were issued on May 22, 2020 (the “Restricted Notes”) for an equivalent principal amount of registered 4.375% Senior Notes due 2025 (the “Exchange Notes”), pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus. The Exchange Notes will constitute part of the same series as the $400.0 million aggregate principal amount of 4.375% Senior Notes due 2025 that the Company issued on August 8, 2017 (the “Initial Notes”), substantially all of which have been exchanged for notes that have been registered under the Securities Act. Once exchanged pursuant to this exchange offer, the Exchange Notes are expected to be fungible with and have the same CUSIP number as the Initial Notes that have previously been exchanged. All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

This will instruct you, the registered holder and/or participant of The Depository Trust Company, as to the action to be taken by you relating to the exchange offer with respect to the Restricted Notes held by you for the account of the undersigned.

The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

$            of the 4.375% Senior Notes due 2025.

With respect to the exchange offer, the undersigned hereby instructs you (check all applicable boxes):

☐	To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered (if any)):

☐	$ of the 4.375% Senior Notes due 2025.

☐	NOT to TENDER any Restricted Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•

it is not an affiliate of Valvoline within the meaning of Rule 405 of the Securities Act or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

it is not participating, and it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if it is a broker-dealer, it has not entered into any arrangement or understanding with Valvoline or any of Valvoline’s affiliates to distribute the Exchange Notes;

•	it is acquiring the Exchange Notes in the ordinary course of its business; and

•	it is not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offer.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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